                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.45

             INTERNET CUSTOMIZATION AND ACCESS SERVICES AGREEMENT

     This Internet Customization and Access Service Agreement (the "Agreement") is entered into this 18th day of December, 1998 (the "Effective Date") between CompuServe Interactive Services, Inc., a Delaware corporation, whose address is 5000 Arlington Center Boulevard, Columbus, Ohio 43220 ("Company") and WebMD, Inc., a Georgia corporation, whose address is 3399 Peachtree Road, Suite 400, Atlanta, Georgia 30326 ("WebMD").

     The parties hereto agree and bind themselves as follows:

(1)  DEFINITIONS.

     (a) "Company Services" shall mean the Internet Access Service and any other services to be provided by Company under this Agreement.

     (b) "End User" shall mean any person or entity to whom the End User Software is distributed pursuant to this Agreement.

     (c) "Fulfillment Date" shall mean the earlier of (i) the date that the fulfillment materials are first available for delivery to End Users or (ii) sixty (60) days after the Effective Date.

     (d) "Internet Access Service" shall mean the standard personal computer-based, narrow-band U.S. versions or the CompuServe(R) brand online service that provides access to the Internet, either via dial-up connections locally or via a local or toll-free telephone number provided by Company hereunder.

     (e) "Interactive Service" shall mean an entity offering on or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service); (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

     (f) "Joint Marketing Plan" shall mean a plan for the marketing of the services contemplated herein to be developed and mutually agreed upon by the Parties within thirty (30) days of the Effective Date. Such Plan shall thereafter be reviewed at least once every six (6) months and amended by the Parties from time to time as necessary to advance the Parties' mutual planning objectives and take account of changes contemplated by this Agreement.

     (g) "Subscriber" shall mean any End User who is registered with Company as an authorized current user of the Internet Access Service.

     (h) "End User Software" shall mean the object code version of the Company's standard software for End Users to utilize the Internet Access Service.

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     (i) "Host Software" shall mean the object code version of the software located on Company's computer hardware that delivers content to Subscribers as such software shall be modified for WebMD pursuant to Section 2(a) hereof.

     (j) "Support and Service Agreement" shall mean an agreement for the provision of technical support to Subscribers and all other WebMD subscribers with regard to the Company Services and the WebMD Site, which agreement shall be developed and mutually agreed upon by the Parties within *** days of the Effective Date. Such agreement shall thereafter be reviewed at least once every *** months and amended by the Parties from time to time as necessary to advance the Parties' mutual planning objectives and take account of changes contemplated by this Agreement.

     (k) "Technical Integration Plan" shall mean a plan for technical integration of the services contemplated hereunder to be developed and mutually agreed upon by the Parties within thirty (30) days of the Effective Date. Such Plan shall thereafter be reviewed at least once every six (6) months and amended by the Parties from time to time as necessary to advance the Parties' mutual planning objectives and take account of changes contemplated by this Agreement.

     (l) "WebMD Site" shall mean the WebMD homepage on the World Wide Web located at the location specified on Exhibit 2, as such Site may be changed, modified or further developed during the term of this Agreement.

(2)  COMPANY OBLIGATIONS.

     (a) CUSTOMIZATION. Company, at *** cost and expense, will customize the Host Software as specified on Exhibit 2 as is reasonably necessary and technically feasible to redirect Subscribers to an automated WebMD start page.

     (b) Company will provide WebMD with the then current End User Software in object code form for distribution by WebMD pursuant to this Agreement, Company hereby grants WebMD a non-exclusive license to distribute and promote the End User Software and related documentation during the Term, solely to the limited extent and for the express purposes contemplated hereunder.

     (c) INTERNET ACCESS. Company shall provide Internet Access to each End User who requests such service during the term of this Agreement on the standard terms and conditions for the provisions of Internet Access Services set forth on
Exhibit I and at the rate listed on Exhibit 2 hereto. In no event shall WebMD modify or add any surcharges to the fees charged by Company for the Internet Access Service.

     (d) E-MAIL ADDRESSES. As a part of the Company Services, Company shall provide each End User with either (i) *** personal e-mail address with its Internet Access Service known as "CompuServe Classic" (versions 4x and below) or
(ii) a primary e-mail address plus *** additional addresses as sub-accounts to Subscribers with Company's new service currently known as "CompuServe 2000" for use in connection with the other Company Services provided hereunder. The Parties hereby acknowledge that WebMD provides

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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professional e-mail addresses and messaging services through its virtual receptionist product to End Users as a standard feature of a WebMD subscription. All WebMD links, toolbars and other directional indications will point to the virtual receptionist and other electronic communication features included with the applicable WebMD subscription. The e-mail toolbar in the Company browser used as a part of the End User Software will point to the Company e-mail services provided as part of this Agreement. The above listed features will be mutually agreed to by the Parties and set forth in the Technical Integration Plan.

     (e) COMPANY USER SUPPORT SERVICE. As more specifically set forth in the Support and Service Agreement, Company will provide its standard End User service to WebMD, including a unique toll number, available 24 hours a day, 7 days a week to handle questions relating to the Internet Access Service, including registration, installation and billing questions, and the Software provided hereunder.

     (f) REPORTING; BILLING. WebMD shall be responsible for billing all Subscribers under the rate(s) set forth in Exhibit I on a monthly basis ("Subscribers' Fees") and remitting such Subscriber Fees to Company as provided below. Company shall provide its standard reports on the Company Services, including without limitation, information on the number of Subscribers and total billed revenue. Company shall invoice WebMD for all active Subscribers no later than the last Saturday of each month. WebMD shall pay all undisputed invoices no later than *** days from the date CompuServe sends such invoices.
WebMD shall use commercially reasonable efforts to resolve all disputed invoices within thirty (30) days. Company shall make such standard reports available electronically to WebMD in a mutually agreeable file format suitable to permit WebMD to incorporate such reported data into its bills to Subscribers. Company and WebMD shall make customized reports, including reports in electronic format, available to WebMD at WebMD's reasonable request. WebMD bears sole risk of collection for delinquent accounts, except to the extent the delinquency results from service problems caused by Company, and provided that WebMD can terminate service for delinquent accounts immediately. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of financial obligations under this Agreement ("Records"). All such Records shall be maintained for a minimum of *** years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after *** business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of Company shall occur during the period beginning on *** and ending ***. No such audit of WebMD shall be conducted during the period beginning on December 1 and ending January 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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     (g) INSTANT MESSENGER SERVICE. Company shall provide as part of the End
User Software or make available through electronic access on the Internet the "CompuServe Instant Messenger" software to Subscribers and to all other WebMD subscribers, regardless of their Internet service provider, all as more specifically set forth in the Technical Integration Plan. The distribution of the Instant Messenger software shall be subject to Company's then-current terms and conditions.

     (h) USER SUPPORT AND SUPPORT OF ADDITIONAL SOFTWARE. Company shall provide a toll-free telephone number to receive End User trouble calls regarding the WebMD Site and other issues as more fully set forth in the Support and Service Agreement. Based on a mutually agreeable script, Company may encourage WebMD subscribers who use the Company dial-up support to change their Internet service provider to a full or "bring your own access" Company account, all as more specifically set forth in the separate Support and Service Agreement.

     (i) COMPANY FULFILLMENT RESPONSIBILITIES. Company, at its sole cost, shall be responsible for the creation and reproduction of the fulfillment materials set forth on Exhibit 2 attached hereto ("Company Fulfillment Materials"), all as more specifically set forth in the Joint Marketing Plan.

     (j) USE OF COMPANY FORUMS. As one of the Company Services, each Subscriber shall have access to Company public forums. All such forums will maintain the Company branding and links to Company membership information. Company also agrees to explore and negotiate in good faith toward the development of creating private forums for all other WebMD subscribers. In addition, Company will explore and negotiate in good faith to create a method of providing access to Company public forums by non-subscribing consumers accessing the WebMD Site who are also non-Company subscribers. Notwithstanding the above, Company shall not be required to provide non-Company subscribers with access to such forums if it will have a material adverse impact on the Company.

(3)  WEBMD OBLIGATIONS.

     (a) MINIMUM SUBSCRIPTION COMMITMENTS. WebMD will generate a minimum of *** Subscribers within eight (8) months and *** Subscribers within twelve (12) months of the Fulfillment Date. If the eight (8) month hurdle described above is not met, WebMD will perform a direct mail campaign (or a mutually agreeable campaign of similar size) to *** physicians or similar target, which will primarily market the Company Services. If the twelve (12) month hurdle described above is not met, WebMD will perform at its own expense a second direct mail campaign (or a mutually agreeable campaign of similar size) to ***, then currently licensed physicians or similar target which will primarily market the Company Services. In addition, if the twelve (12) month hurdle is not met, Company may no longer use WebMD as the exclusive distribution channel to the medical community and Company may choose to terminate this Agreement, either upon thirty (30) days prior written notice to WebMD. If Company fails to provide such notice within thirty (30) days of the date of the twelve (12) month hurdle, this Agreement shall continue in full force in accordance with the terms hereof.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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     (b) WEBMD FULFILLMENT RESPONSIBILITIES. WebMD, at its sole cost, will be responsible for the distribution to End Users of the fulfillment materials listed on Exhibit 2 ("Fulfillment Materials"). WebMD will conduct an initial general distribution of the Fulfillment Materials to *** potential End Users, all as more specifically set forth in the Joint Marketing Plan. Company shall be the exclusive Internet Access Service provided on the Fulfillment Materials for End Users with personal computers.

     (c) PROMOTIONAL OFFERS. Once per calendar quarter, WebMD will undertake a promotional offer to WebMD subscribers to encourage End Users using other Internet service providers through individual, personal computers to switch to the Company Services, all as more specifically set forth in the Joint Marketing Plan.

     (d) MANAGEMENT OF WEBMD SITES. WebMD will manage, review, delete, edit, create, update and otherwise manage the WebMD Site and the Anchor Tenant Site (described below) (collectively, the "Sites). WebMD will ensure that the Sites are current, accurate and well-organized at all times.

     (e) SOLICITATION OF COMPUSERVE USERS. During the term of this Agreement neither WebMD nor its agents will (i) solicit, or participate in the solicitation of Subscribers when that solicitation is for the benefit of an Interactive Service (including WebMD, if the solicitation is intended to cause Subscribers to use another provider for online access) that is in competition with Company, its parent or affiliates or (ii) use the Company Services to promote any product or service (excluding the products and services offered by WebMD that are competitive with those Company exclusive advertising and commerce relationships set forth on Exhibit 3 hereto. Neither WebMD nor its agents may use the Company Services to promote products or services of third parties. For a period of one year after the expiration or termination of this Agreement, WebMD will not directly market, including without limitation direct contact by mail, e-mail or telemarketing, an online access provider that is in competition with Company to WebMD subscribers who are also Subscribers.

     (f) COLLECTION OF SUBSCRIBER INFORMATION. WebMD is prohibited from collecting Subscribers' screen names e-mail addresses or other individually identifying information ("User Information") from public or private areas within the Company Service unless WebMD has a separate, business relationship with such Subscribers. For purposes of this section, a "prior, business relationship" shall mean that Subscribers either engaged in a transaction with WebMD or voluntarily provided information to WebMD.

(4)  JOINT OBLIGATION.

     (a) CONTENT. WebMD shall at its own expense design, create, edit, manage, update, and maintain a custom "consumer" version of its health community for Company ("Anchor Tenant Site"). Company agrees to feature WebMD as the anchor tenant in Company's Health Channel. The top three (3) pages of the Anchor Tenant Site shall be co-branded to include the CompuServe and WebMD brand names ("Co-Branded Pages"). The Parties shall, in good faith, use reasonable commercial efforts to develop and implement a Technical Integration Plan relative to the design, development and management of the Anchor Tenant Site. Such

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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Technical Integration Plan shall include reasonable commercial standards for
WebMD's responsibilities in managing and hosting the Anchor Tenant Site. Company owns all right, title and interest in and to the advertising and promotional spaces (i) within the Internet Access Service (including, without limitation, advertising and promotional spaces on any Company forms or pages which are included within, preceding, framing or otherwise associated with the Anchor Tenant Site and (ii) on the Co-Branded Pages. WebMD will own all right, title and interest in and to the advertising and promotional spaces within the WebMD Site but excluding the Co-Branded Pages. WebMD will not serve on the Co-Branded Pages advertising or commerce that is competitive with those Company exclusive advertising and commerce relationships set forth on Exhibit 3 hereto or with Interactive Services that are in competition with the Company. The provisions of this Subsection will be more specifically set forth in the Technical Integration Plan.

     (b) BRANDING. Company and WebMD will mutually agree to an appropriate level of Company branding in the WebMD Site all as more fully set forth in the Technical Integration Plan. This branding will be used for both branding and navigation to the Company main menu. WebMD will place a Company link on the bottom frame of the WebMD portal as long as a customer is not a member of another affinity WebMD program, and Company will have preferred placement in the WebMD "lounge" area, all as more specifically set forth in the Technical Integration Plan.

     (c) COMMERCIAL RELATIONSHIPS. WebMD is free to create commercial relationships and promote those relationships on the WebMD portal and Web Site. Company is free to create commerce relationships and promote those relationships on the Company Services.

     (d) OPERATION STANDARDS. Company shall be responsible for all communications, hosting costs and expenses associated with the Internet Access Service and will provide all computer hardware and software necessary for End Users and Subscribers to access the Internet Access Service. WebMD shall be responsible for all communications, hosting costs and expenses associated with the WebMD Site and will provide all computer hardware and software necessary for End Users and Subscribers to access the WebMD Site and Anchor Tenant Site. Each Party will ensure that the performance and availability of their respective services and sites are monitored on a continuous, 24/7 basis and remain competitive in all material respects with the performance and availability of other similar services based on similar form technology.

(5)  TERM AND TERMINATION.

     (a) TERM. This Agreement shall commence on the Effective Date, and shall continue in effect for two (2) years after the Fulfillment Date (the "Initial Term"), unless earlier terminated as provided herein. Upon prior, mutual written consent, the parties may extend the term of this Agreement for additional one
(1) year terms.

     (b) Termination. Either Party may terminate this Agreement immediately upon the occurrence of any of the following events: (i) if the other Party breaches a material term of this

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Agreement and fails to cure such breach within thirty (30) days following the nonbreaching Party's written notice of such breach which shall specify the conditions to be cured in reasonable detail; (ii) if the other Party dissolves, discontinues or terminates its business, or if any bankruptcy, reorganization, insolvency, dissolution or similar proceeding is instituted by or against it and is not dismissed within sixty (60) days, or if it makes any assignment for the benefit of creditors or takes any corporate action in furtherance of the foregoing; or (iii) if the Parties fail to develop and execute either the Joint Marketing Plan, the Technical Integration Plan or the Support and Service Agreement. Upon termination of the Agreement pursuant to either Section 5(a) or 5(b) of this Agreement, Company may engage in separate billing arrangements with Subscribers.

(6)  INTELLECTUAL PROPERTY RIGHTS.

     (a) SOFTWARE. Except as expressly provided in Section 6(b), all components of the End User Software, Host Software and all intellectual property rights therein are and shall be owned by Company. In the event that the Software should become, or in Company's opinion is likely to become, the subject of a claim of infringement of any patent, copyright, trademark or trade secret, then Company may, at its option: (i) procure the right to continue using the Software; or
(ii) replace or modify the Software to make it noninfringing with functionally equivalent software.

     (b) TRADEMARKS AND OTHER PROPRIETARY MARKS. The parties acknowledge and agree that the other Party may specify certain trade names, trademarks, service marks, logos and other proprietary marks ("Marks") of the other Party that will be required to appear packaging, advertising and promotional materials and that all usage of any such Marks shall be in accordance with the guidelines that the parties will communicate to each other on their accepted usage. All promotional materials that use the other Party's Mark, including the use of such Marks on packaging, disks, documentation and advertising shall be mutually agreed to by the Parties. Each Party acknowledges the other Party's intellectual property rights in and to each of their respective Marks, and, except as provided in this paragraph, nothing in this Agreement shall be construed to grant either Party any rights in or to the other Party's Marks. Except as expressly authorized in advance in writing, each Party shall not use any mark of the other Party in any advertising, marketing, technical, packaging or other materials. Neither Party shall challenge or contest the ownership of the Marks or validity of the Marks. Neither Party shall do anything that is inconsistent with such ownership and agrees that all use of the Marks shall inure to the benefit of and be on behalf of the owner of the Marks. Neither Party shall set up any adverse claim against the Party owning the Marks based on its use of the Marks as may be authorized hereunder. Each Party shall employ best efforts to use the Marks in a manner that does not denigrate from the owner's rights in the Marks and will take no action that will interfere with or diminish its rights in the Marks. Neither Party shall adopt, use or register any Mark, corporate name, or certification mark or other designation similar to, or containing in whole or in part, the Marks not owned by it.

          All rights not expressly granted herein related to the Marks are reserved by the owner. Neither Party may use the Marks in a manner other than as expressly described herein. All rights that either Party has acquired or may acquire in Marks owned by the other Party in

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conjunction with this Agreement, including all associated goodwill, shall be the property of the owner of the Marks solely and hereby are assigned to such owner. Except as otherwise expressly provided herein, neither Party shall assign, transfer or sublicense its rights under this Section in any manner without the prior written consent of the other Party. Any attempted assignment or transfer in violation of the provisions hereof, by operation of law or otherwise, shall be void. Neither Party shall use a Mark in any manner which, in Mark owner's reasonable judgment, will diminish or otherwise damage such owner's goodwill in the Mark, including, but not limited to uses which could be deemed to be obscene, pornographic, excessively violent or otherwise in poor taste or unlawful, or which purpose or objective is to encourage unlawful activities.
Each Party acknowledges and agrees that a breach by it of this Section may cause the other Party or its licensor(s) irreparable damage that cannot be remedied in monetary damages in an action at law, and may also constitute infringement of the Marks. In the event of any breach that could cause irreparable harm to the owner of the Marks, or cause some impairment or dilution of its reputation or Marks, such owner shall be entitled to an immediate injunction, in addition to any other available legal or equitable remedies.

(7)  CONFIDENTIALITY.

     (a) For purposes of this Section 7, the following terms shall have the meanings as specified below:

          (i) "Trade Secrets" means information which: (A) derives economic value, actual or potential, from not being generally known to, and not being ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and, (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          (ii) "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential.

          (iii) "Proprietary Information" means Trade Secrets and Confidential Information.

     (b) Each party ("Receiving Party") agrees to hold the Proprietary Information of the other party ("Disclosing Party") in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information of the Disclosing Party to any third party, or utilize the Proprietary Information of the Disclosing Party for any purpose whatsoever other than as specifically authorized by this Agreement. With regard to the Trade Secrets, this obligation shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, this obligation shall continue for the term of this Agreement and for a period of five years thereafter. The Receiving Party acknowledges and agrees that the Proprietary Information of the Disclosing Party is and shall at all times remain the sole and exclusive property of the Disclosing Party and in the event of termination or expiration of this Agreement for any reason, the Receiving Party shall return immediately to the Disclosing Party all Proprietary Information of the Disclosing Party and any copies thereof in its possession or under its control. Upon the return of such Proprietary

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Information, the Receiving Party shall provide the Disclosing Party with a signed written statement certifying that it has returned all Proprietary Information of the Disclosing Party and any copies thereof to the Disclosing Party.

     (c) Without limiting the general obligations specified in subparagraph (b) above, the Receiving Party agrees to implement the following security steps in order to protect the confidentiality and security of the Proprietary Information of the Disclosing Party:

          (i) Implement internal procedures to limit, control and supervise the use of the Proprietary Information of the Disclosing Party.

          (ii) Make the Proprietary Information of the Disclosing Party available only to full-time employees of the Receiving Party who have executed written agreements requiring them to recognize the proprietary and confidential nature of the Proprietary Information of the Disclosing Party and to comply with the nondisclosure obligations set forth herein.

          (iii) Notify the Disclosing Party in writing of any suspected or known breach of the obligations and/or restrictions set forth in this Section 7.

          (iv) Use those security procedures it uses for its own proprietary information that it protects against unauthorized disclosure, appropriation or use.

(8) LIMITATION OF LIABILITY. NEITHER PARTY SHALL HAVE LIABILITY TO ANY OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE THEREOF (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE COMPANY SERVICES, THE WEBMD SITE, THE ANCHOR TENANT SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9 BELOW. LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES.

(9)  INDEMNITY.

     (a) COMPANY. Company agrees to defend, indemnify and hold WebMD and the officers, directors, agents, affiliates, distributors, franchisees and employees of WebMD harmless from and against any and all claims, losses, damages, actions, liabilities, expenses, or costs, including reasonable attorneys fees, arising out of any claim, demand, action, suit, investigation, arbitration or other proceeding by a third party based on (a) any assertion that any of the Company Services or the Software, alone or in combination, infringes the patent, copyright, trademark, intellectual property or similar rights or trade secret rights of such third

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party, (b) violation by Company of any administrative order, applicable law, governmental regulations, (c) Company's violation of its terms of service with respect to Subscribers.

     (b) WEBMD. WebMD agrees to defend, indemnify and hold Company and the officers, directors, agents, affiliates, distributors, franchisees and employees of Company harmless from and against any and all claims, losses, damages, actions, liabilities, expenses, or costs, including reasonable attorneys fees, arising out of any claim, demand, action, suit, investigation, arbitration or other proceeding by a third party based on (a) any assertion that the WebMD Site infringes the patent, copyright, trademark, intellectual property or similar rights or trade secret rights of such third party, or (b) violation by WebMD of any administrative order, applicable law or governmental regulation.

(10) DISCLAIMERS.

     (a) COMPANY'S DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, COMPANY DOES NOT MAKE ANY AND IT HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE COMPANY SERVICES, OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING ANY ECONOMIC OR OTHER BENEFIT THAT WEBMD MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     (b) WEBMD DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, WEBMD DOES NOT MAKE ANY AND WEBMD HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES REGARDING THE WEBMD SITE, WEBMD'S SERVICES OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WEBMD SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING ANY ECONOMIC OR OTHER BENEFIT THAT COMPANY MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

(10) FORCE MAJEURE. No party shall be liable for a delay in the performance of its obligations and responsibilities under this Agreement due to causes beyond its reasonable control, including, but not limited to, prohibitions or requirements of applicable laws, failures or delays in transportation or communication, failure or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures, provided that the delayed party has taken reasonable measures to notify the other, in writing, of the delay. The time for completion of any obligation to which this provision applies shall be extended for a period equivalent to the delay.

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(11) EXCLUSIVITY. During the term of this Agreement and subject to the Minimum
Subscription Commitments of WebMD set forth in Section 3(a) hereof, Company shall not market, sell or distribute Company-branded Internet services with any other medical service Internet aggregator, including without limitation, *** and ***; provided, however, Company may bundle a non-branded Internet access service with any such medical service Internet aggregator. During the term of this Agreement, WebMD shall not enter into agreements with third parties for Internet service provider services (excluding America Online, Inc.), supplied through a personal computer, and otherwise substantially similar to those contemplated hereunder. For purposes of this Section, "substantially similar shall mean the combination of dial-up Internet access, customized web browser software and end-user support services provided by such third Party.

(12) NOTICES. All notices, requests, demands, or communications required or permitted shall be in writing, delivered personally or by overnight courier service, or by facsimile or First Class U.S. Mail to the respective addresses set forth at the beginning of the Agreement (or at such other addresses as shall be given in writing by either Party to the other), and, in the case of WebMD, with a copy to: Corporate Counsel, WebMD, Inc., 3399 Peachtree Road, Suite 400, Atlanta, Georgia 30326; in the case of Company, with a copy to: Vice President of Business Affairs, with a copy to the Assistant General Counsel, CompuServe Interactive Services, Inc., 5000 Arlington Centre, Columbus, Ohio 43220. All notices, requests, demands or communications shall be deemed effective upon receipt.

(13) GOVERNING LAW. The substantive law of the State of Ohio, excluding its conflicts principles shall govern this Agreement.

(14) RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to make either Party an agent, joint venturer or partner of or with the other, and neither Party shall have the right or authority to legally bind the other in any manner.

(15) ASSIGNMENT. Neither Party may assign its rights nor obligations under this Agreement to any third Party without the written consent of the other Party, such consent not to be unreasonably withheld.

(16) WAIVER; REMEDIES CUMULATIVE. No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy shall operate as a waiver thereof, nor affect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

(17) SEVERABILITY. If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

(18) COUNTERPARTS. This Agreement may be signed in counterparts, and each counterpart shall be a part of the same whole. Both parties shall comply with all laws, regulations and other legal requirements that apply to this Agreement.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

(19) ENTIRE AGREEMENT. This agreement contains the entire agreement of the Parties with respect to the subject matter herein, and supersedes all prior and contemporaneous proposals, discussions, agreements, understandings and communications, whether written or oral and may be amended only in writing executed by both parties.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

WEBMD, INC.                             COMPUSERVE INTERACTIVE SERVICES, INC.

By:    /s/ W. Michael Heekin            By:    /s/ Mayo S. Stunz
       --------------------------              --------------------------

Name:  W. Michael Heekin                Name:  Mayo S. Stunz
       --------------------------              --------------------------

Title: Exec V P                         Title: President
       --------------------------              --------------------------

                                   EXHIBIT I

                     TERMS AND CONDITIONS OF SOFTWARE USE

                                [TO BE ATTACHED]

                                   EXHIBIT 2

                       DESCRIPTION OF END USER SOFTWARE
                       --------------------------------

     Company will provide pursuant to the terms of the Agreement to WebMD and its End Users the standard Internet Company software package, including an Internet browser, dial-up registration capability.

                         DESCRIPTION OF HOST SOFTWARE

Such specifications are to be more fully set forth in the Technical Integration Plan, but in any event shall include without limitation, the following: Subject to the terms of the Agreement, Company shall customize the Host Software as is reasonably necessary and technically feasible to create an automated process to lead users to the on-line start page will be the WebMD portal front page; Company agrees to redirect appropriate toolbar icons and pulldowns to WebMD news, sports, stock quote and travel areas.

                             FULFILLMENT MATERIALS

     Company, at *** cost and expense, shall include the following fulfillment materials in the End User fulfillment packages:

     (1)  Diskettes or CD's containing the Software;
     (2)  Package labels;
     (3)  Container and/or mailer; and
     (4)  Promotional code, which must be prominently displayed.

                             INTERNET ACCESS RATES

     *** per month for unlimited hours of local access each month. Company's current fee structure generally available to its customer base is attached hereto.

                           OTHER COMPANY INFORMATION

     The URL of the WebMD Site is http:www.webmd.com.


***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   EXHIBIT 3

           COMPANY EXCLUSIVE ADVERTISING AND COMMERCE RELATIONSHIPS

                                       15